NEWS RELEASE

SILVERADO RELEASES MINERAL RESOURCE
ESTIMATES FOR ITS ESTER DOME PROPERTY IN ALASKA

July 31, 2008, Vancouver, British Columbia. Silverado Gold Mines Ltd. (the "Company") (SLGLF OTCBB, SLGL Frankfurt, www.silverado.com ), is pleased to announce that it has received a completed mineral resource estimate for its Ester Dome property, located about 10 miles west-northwest of the community of Fairbanks in interior Alaska, from Thomas K. Bundtzen ("Bundtzen") of Pacific Rim Geological Consulting Inc., the independent mining consultant commissioned by the Company to prepare a NI 43-101 Technical Report. The Technical Report, dated July 30, 2008, was filed today on SEDAR and is available at www.sedar.com.

Mineral Resource Estimate

Since 1983, mineral resource estimates have been prepared by the Company relating to Ester Dome near Fairbanks, Alaska. Bundtzen was given access to all exploration data previously acquired by the Company to determine the current resource estimates of lode gold on Ester Dome. The table below summarizes the mineral resource estimate for the Ester Dome property (effective July 11, 2008):

Category	Cut-Off Grade (oz/ton Au)	Quantity (ton)	Grade (oz/ton Au)	Metal (oz Au)
Indicated	0.08	631,600	0.21	126,700
Inferred	0.04	2,553,400	0.08	214,100

Notes:

  Mineral resources which are not mineral reserves do not have demonstrated economic viability. The estimate of mineral resources may be materially affected by environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues. There has been insufficient exploration to define these inferred mineral resources as an indicated or measured mineral resource, and it is uncertain if further exploration will result in upgrading the inferred mineral resource to an indicated or measured mineral resource category.
  Rounding may result in some discrepancies.
  No processing recovery factors have been applied to these resource figures.
  The unit ton refers to short tons.

All reclamation work on Ester Dome has been completed and the Company is working towards completion of the closure of the Grant Mill tailings pond. This pond, which is filled to capacity with tailings, will be capped and decommissioned after a final approval of the tailings pond closure plan is received from the Alaska state regulatory authorities.

SILVERADO GOLD MINES LTD. / SILVERADO GREEN FUEL INC.
Suite 1820 - 1111 West Georgia Street, Vancouver, British Columbia, Canada V6E 4M3, Telephone: (604) 689-1535, Facsimile: (604) 682-3519
Investor Relations: E-mail: ir@silverado.com ; Public Relations : E-mail: pr@silverado.com ; Toll Free: 1-800-665-4646 (Canada and USA only)
Silverado Gold Mines Ltd. www.silverado.com

Assumptions and Methods

Bundtzen included the following steps during calculation of the indicated and inferred resources at Ester Dome:

  examination of the Company's Ester Dome and Eagle Creek properties in 1980 – 82, during 1995, 2004 and 2008;
  database compilation and data validation;
  geological interpretation and modeling;
  compositing assay intervals to a common length;
  determination of average material density for both lode and placer properties;
  analysis of grade variability;
  polygonal estimation of grade by the compositing of sample assay information taken within designated widths and lengths of mineralized zones;
  assignment of appropriate cut off grades, the lowest grade that can be mined economically;
  classification of confidence in the estimates with respect to CIM (2005) guidelines; and
  mineral resource tabulation and validation of the resource estimate.

To arrive at the resource estimates on Ester Dome, Bundtzen used data from 18,705 feet of trenching, 11,758 feet of overburden geochemical sample drilling, 58,396 feet of rotary drilling, 60,011 feet of surface diamond drilling, 3,740 feet of underground diamond drilling, and 7,917 feet of drift, raise, and sub-drift activities (in the Grant Mine). Specifically, 53 drill core holes totalling about 55,000 feet were the most important data source for both the indicated and inferred categories of gold resources on Ester Dome, most of which were derived from drilling the O'Dea deposit at the Grant Mine.

Data Verification

Bundtzen used exploration data stored in the Company offices on Ester Dome. During October 2004, he examined core from American Copper Nickel Company ("ACNC") drill program conducted during 1991 – 1992 in a core shed behind the Grant Mine complex. The Grant Mine and mill complex is situated on the southeast flank of Ester Dome, about 8 miles northeast of Fairbanks, Alaska. Bundtzen also was on site during the 1991 drill program at the Grant Mine. He also worked underground at the Grant Mine as a geologist then employed by the Alaska Department of Natural Resources during 1981 – 1982 while the Grant Mine was in development, and has a sound understanding of gold grades and character of the ore body. Bundtzen also observed drilling activity at the Ethel-Elmes operation prior to its development in 1988 – 1989. Although Bundtzen did not conduct independent check samples from the Ester Dome drill programs, he assessed the analytical integrity of the sample data. Two analytical facilities were used during past drill programs. The Company used ACME Analytical in Vancouver. ACNC used Chemex Labs in Vancouver. Both companies submitted prepared standards, which were inserted every 15th or 20th sample interval. ACNC also twinned certain drill holes previously drilled

SILVERADO GOLD MINES LTD. / SILVERADO GREEN FUEL INC.
Suite 1820 - 1111 West Georgia Street, Vancouver, British Columbia, Canada V6E 4M3, Telephone: (604) 689-1535, Facsimile: (604) 682-3519
Investor Relations: E-mail: ir@silverado.com ; Public Relations : E-mail: pr@silverado.com ; Toll Free: 1-800-665-4646 (Canada and USA only)
Silverado Gold Mines Ltd. www.silverado.com

by the Company. Mr. Bundtzen's review of such results did not reveal any reportable anomalies. During the 2004 review, he reviewed the techniques and certified assay reports generated by the Company, including the gravimetric 'metallic assay' research work done at the Grant Mine.

Qualified Person

The mineral resource estimates contained in this news release were prepared by Thomas K. Bundtzen, President of Pacific Rim Geological Consulting, Inc., who is independent of the Company as defined by NI 43-101. Bundtzen is a Certified Professional Geologist with the American Institute of Professional Geologists. Bundtzen is the author of a NI 43-101 Technical Report entitled "Ester Dome Mineral Resource Estimation and Eagle Creek Exploration Results, Fairbanks Mining District, Alaska" dated July 30, 2008 which the Company has filed today on SEDAR. Bundtzen is a qualified person as defined by NI 43-101 and has verified the data contained in this news release for accuracy.

The mineral resource estimates reported in this news release were reported with reference to the Canadian Institute of Mining, Metallurgy and Petroleum Standards on Mineral Resources and Reserves, Definitions and Guidelines prepared by the CIM Standing Committee on Reserve Definitions and adopted by the CIM Council on December 11, 2005 and referred to in NI 43-101, and are not compliant with US Securities and Exchange Commission (the “SEC”) Industry Guide 7 guidelines. In addition, measured mineral resources, indicated mineral resources and inferred mineral resources, while recognized and required by Canadian Securities Administrators, are not defined terms under SEC Industry Guide 7. US investors are advised that NI 43-101 standards and the SEC's Industry Guide 7 standards are substantially different, and that many of the terms and concepts set out in and required to be disclosed by NI 43-101 as information material to the Company are neither recognized by the SEC nor included in or compliant with Industry Guide 7 standards. Investors are cautioned not to assume that any part or all of the mineral resource estimates in these categories will ever be confirmed or converted into a SEC Industry Guide 7 compliant "reserve".

About the Company

The Company is an exploration stage company focused on the exploration of gold properties, with some past production, and the development of new environmentally friendly low-rank coal water fuel technology. The Company has gold properties located throughout Alaska, which include a 100% interest in numerous mining claims located on the Nolan Creek property. The Company is developing low-rank coal water fuel that is designed to be produced from low-rank coal and processed into an environmentally friendly oil substitute. Silverado Green Fuel Inc. is a wholly owned subsidiary of its publicly traded parent, Silverado Gold Mines Ltd. For more information about Silverado Green Fuel Inc., please visit http://www.silveradogreenfuel.com/ and the public parent corporation at http://www.silverado.com/.

SILVERADO GOLD MINES LTD. / SILVERADO GREEN FUEL INC.
Suite 1820 - 1111 West Georgia Street, Vancouver, British Columbia, Canada V6E 4M3, Telephone: (604) 689-1535, Facsimile: (604) 682-3519
Investor Relations: E-mail: ir@silverado.com ; Public Relations : E-mail: pr@silverado.com ; Toll Free: 1-800-665-4646 (Canada and USA only)
Silverado Gold Mines Ltd. www.silverado.com

Contact Information - Silverado Gold Mines Ltd.

Mailing Address	Telephone: (604) 689-1535
Suite 1820 - 1111 West Georgia St	Facsimile: (604) 682-3519
Vancouver, British Columbia	Toll Free: 1-800-665-4646
Canada V6E 4M3	(Canada and USA only)

Trading Symbols	Investor Relations: E-mail: ir@silverado.com
OTC BB - SLGLF	Public Relations: E-mail: pr@silverado.com
FRANKFURT - SLGL	Media Relations: E-mail: jay@silverado.com

Forward-Looking Statements

This news release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this news release that are forward-looking statements are based on the current expectations, beliefs, assumptions, estimates and forecasts about the Company's business and the industry and markets in which it operates. Such forward-looking statements involve risks and uncertainties regarding the market price of gold, availability of funds, government regulations, common share prices, operating costs, capital costs, outcomes of test mining activities and other factors. Forward-looking statements are made, without limitation, in relation to operating plans, property exploration activities, including test mining activities, availability of funds, environmental reclamation, operating costs and permit acquisition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", or "continue", and the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks detailed in the Company's filings with the Canadian Securities Authorities and the US SEC. These factors may cause the Company's actual results to differ materially from any forward-looking statement. Except as required by applicable securities laws, the Company disclaims any obligation to publicly update these statements, or disclose any difference between its actual results and those reflected in these statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

SILVERADO GOLD MINES LTD. / SILVERADO GREEN FUEL INC.
Suite 1820 - 1111 West Georgia Street, Vancouver, British Columbia, Canada V6E 4M3, Telephone: (604) 689-1535, Facsimile: (604) 682-3519
Investor Relations: E-mail: ir@silverado.com ; Public Relations : E-mail: pr@silverado.com ; Toll Free: 1-800-665-4646 (Canada and USA only)
Silverado Gold Mines Ltd. www.silverado.com